Consumer and Corporate Affairs Canada — Consommation et Affaires commerciales Canada

Certificate of Amendment — **Certificat de modification**

Canada Business Corporations Act — **Loi régissant les sociétés par actions de régime fédéral**

TransAlta Corporation	**285930-1**
Name of Corporation - Dénomination de la société	Number - Numéro

I hereby certify that the Articles of the above-mentioned Corporation were amended

Je certifie par les présentes que les statuts de la société mentionnée ci-haut ont été modifiés

(a) under Section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	(a) en vertu de l'article 13 de la Loi régissant les sociétés par actions de régime fédéral conformément à l'avis ci-joint;
(b) under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares;	☐	(b) en vertu de l'article 27 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
(c) under Section 177 of the Canada Business Corporations Act as set out in the attached Articles of Amendment;	☒	(c) en vertu de l'article 177 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses modificatrices ci-jointes;
(d) under Section 191 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization;	☐	(d) en vertu de l'article 191 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses de réorganisation ci-jointes;
(e) under Section 192 of the Canada Business Corporations Act as set out in the attached Articles of Arrangement.	☐	(e) en vertu de l'article 192 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses d'arrangement ci-jointes.

Le directeur	**October 22, 1992/le 22 octobre 1992**
Director	Date of Amendment - Date de la modification

Canada

FORM 4

ARTICLES OF AMENDMENT (SECTION 27 OR 177)

Canada Business Corporations Act

1 - Name of Corporation

TransAlta Corporation

2 - Corporation No.

285930-1

3 - The articles of the above-named corporation are amended as follows:

1.	Pursuant to subsections 173(l)(g) and 173(l)(o) of the Canada Business Corporations Act, Article 3 of the Articles of the Corporation is hereby deleted in its entirety and the attached Schedule "A" substituted therefor.

Date October 21, 1992

    Description of Office

FOR DEPARTMENT USE ONLY Filed

Schedule "A" to

Articles of Amendment of

TransAlta Corporation

1.                   Common Shares

                       The Corporation shall be authorized to issue an unlimited number of Common Shares, having the following rights, privileges, restrictions and conditions attaching thereto:

(a) Dividends. The holders of Common Shares shall be entitled to receive dividends as and when declared by the board of directors of the Corporation, subject to the prior satisfaction of all preferential rights to dividends attached to all shares of other classes ranking in priority to the Common Shares in respect of dividends.

(b) Voting Rights. The holders of Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote in respect of each Common Share held, except in respect of meetings at which only holders of a specified class or series of shares, other than the Common Shares, are entitled to vote.

(c) Participation upon Liquidation. Dissolution or Winding Up.  In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary or for reorganization or otherwise, and upon any distribution of assets for the purpose of the winding up of its affairs or in the event of any distribution upon a reduction of stated capital, the holders of the Common Shares shall, subject to the prior rights and privileges attaching to any class of shares of the Corporation ranking prior to the Common Shares, be entitled to receive the remaining assets of the Corporation and the same shall be paid or distributed equally share for share to the holders of the Common Shares.

2.                First Preferred Shares

The Corporation shall be authorized to issue an unlimited number of First Preferred Shares, issuable in series, and having the following rights, privileges, restrictions and conditions attaching thereto as a class:

(a) Issuable in Series. The First Preferred Shares may be issued from time to time in one or more series and, subject to these Articles, the board of directors is authorized to fix, from time to time before issuance, the designations, rights, privileges, restrictions and conditions to attach to the shares of each series of First Preferred Shares.

(b) Seniority.  The First Preferred Shares of all series shall rank senior to all other shares of the Corporation with respect to priority in payment of dividends and with respect to distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of assets for the purpose of winding up its affairs or in the event of any distribution upon a reduction of stated capital.   The First Preferred Shares shall not be liable to cancellation or reduction by reason of loss or depreciation of the Corporation's assets until all other shares of the Corporation shall have been exhausted. The First Preferred Shares of each series shall rank equally with the First Preferred Shares of every other series.

(c) Dividends.  The holders of First Preferred Shares shall be entitled to receive out of the net profits or surplus of the Corporation when and as declared by the board of directors cumulative dividends, payable quarterly, on the subscription price thereof, to shareholders of record on such days as shall be fixed by the board of directors from time to time.    The rate of dividend and the initial quarterly instalment date shall be determined by the board of directors at the time of issue of any one or more series of First Preferred Shares and dividends shall accrue and be cumulative from date of issue.   No dividends shall be declared, paid or set apart upon any other shares of the Corporation unless all cumulative dividends accrued upon the First Preferred Shares shall have been paid or declared and set apart.

(d) Redemption. Subject to the provisions relating to any particular series, the Corporation, upon resolution of the board of directors, may call for redemption and redeem, out of capital or otherwise, at any time the whole or from time to time any part of the then outstanding First Preferred Shares of any one or more series on payment for each share of such price or prices as may at the time be applicable to such series.   If the Corporation desires at any time to call for redemption and redeem less than all the outstanding First Preferred Shares of any one series, the shares to be redeemed shall be selected by lot in such manner as may be prescribed by resolution of the board of directors.

(e) Idem.  In any case of redemption of First Preferred Shares under the provisions of paragraph (d) above, the Corporation shall, at least 30 days before the date fixed for redemption, mail to each registered holder of the First Preferred Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such shares.Such notice shall be mailed in a prepaid letter addressed to such registered holder at the registered address or addresses of such holder or holders, as the case may be, or in the event of the address of any such holder not so appearing, then to the last known address of such holder, provided, however, that accidental failure to give any such notice to one or more such holders shall not affect the validity of such redemption.   Such notice shall state the redemption price and the date on which redemption is to take place and, if part only of the shares held by the holder to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date fixed for redemption as specified in any such notice, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the First Preferred Shares to be redeemed the redemption price on presentation and surrender of the certificates representing the shares called for redemption at the head office of the Corporation, or any other place designated in such notice, and upon payment of such redemption price as aforesaid to the holder or holders of any of the First Preferred Shares to be redeemed such shares shall thereupon be cancelled and shall not be reissued.   If a part only of the shares represented by any certificate be redeemed, a new certificate representing the balance shall be issued to the holder at the expense of the Corporation. From and after the date fixed for redemption as specified in any such notice the First Preferred Shares thereby called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected.  Should the holders of any of the First Preferred Shares so called for redemption fail to present the certificates representing such shares on the date fixed for redemption as specified in such notice, the Corporation shall have the right to deposit the redemption price of such shares with any chartered bank or banks or with any trust company or trust companies in Canada to the credit of a special account or accounts in trust for the respective holders of such shares to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same and upon such deposit or deposits being made such shares shall be cancelled and shall not be reissued and the rights of the respective holders thereof after such deposit shall be limited to receiving without interest their respective proportionate parts of the total redemption price so deposited upon presentation and surrender of the certificates representing such shares held by them, respectively.   Any interest allowed on such deposit or deposits shall belong to the Corporation.

(f) Purchase by the Corporation. Subject to the provisions relating to any particular series, the Corporation shall have the right at its option at any time and from time to time to acquire, out of capital or otherwise, any of the First Preferred Shares of any one or more series by purchase for cancellation in the open market, or by invitation for tenders addressed to all the holders of record of the said series, at a price or prices not exceeding in any case the redemption price applicable to such series under the provisions of paragraph (d) hereof, plus costs of purchase. If, in response to any invitation for tenders, more First Preferred Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is willing to purchase, the Corporation will accept the lowest tender first and then tenders submitted at the next progressively higher prices, and if more shares are tendered at any such price than the Corporation is prepared to purchase then the Corporation shall accept such tenders in proportion as nearly as may be to the number of shares offered in each such tender.

(g) Participation upon Liquidation. Dissolution or Winding Up. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary or for reorganization or otherwise, and upon any distribution of assets for the purpose of winding up its affairs or in the event of any distribution upon a reduction of stated capital, no sum whatever shall be paid to and no assets whatever shall be distributed among the holders of any shares ranking junior to the First Preferred Shares until there shall have been paid to the holders of the First Preferred Shares the subscription price of the First Preferred Shares held by them plus a sum equal to the premium payable in case of redemption and a sum equivalent to the arrears, if any, of the dividends accumulated on the First Preferred Shares to the date of such liquidation, dissolution, winding up or reduction of stated capital, as the case may be, whether or not earned or declared, and after payment to the holders of the First Preferred Shares of the moneys so payable to them they shall not be entitled to share any further in the distribution of the profits or assets of the Corporation.

(h) Voting Rights. The holders of any particular series of First Preferred Shares shall, if the board of directors so determines prior to the issuance of any such series, be entitled to the voting rights set forth in Schedule "Z" hereto. Except as herein referred to or as required by law, the holders of the First Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

(i) Further Issuances. The holders of First Preferred Shares shall be subject to the right of the Corporation at any time and from time to time to issue additional shares of the Corporation including, without limiting the foregoing, the right to issue thereafter additional First Preferred Shares ranking equally with those now authorized.

(j) No Pre-emptive Rights. The holders of the First Preferred Shares shall not as such be entitled to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Corporation otherwise than in accordance with the conversion, exchange or other rights, if any, which may from time to time attach to any series of the First Preferred Shares.

(k) Amendment. The provisions of paragraphs (a) to (1) inclusive may be repealed or amended only with the sanction of the holders of the First Preferred Shares given as hereinafter specified in addition to any other approval required by the Canada Business Corporations Act.

(1) Idem. The sanction of holders of the First Preferred Shares or of any series of the First Preferred Shares as to any and all matters referred to herein or as to any change adversely affecting the rights or privileges of the First Preferred Shares or of such series may, subject to the provisions applicable to such series, be given by resolution passed or by by-law sanctioned at a meeting of such holders duly called for such purpose and at which the holders of at least 50% of the aggregate subscription price of the outstanding First Preferred Shares or series, as the case may be, are present or represented by proxy and carried by the affirmative vote of the holders of not less than 66 2/3% of the aggregate subscription price of the First Preferred Shares or series, as the case may be, represented and voted at such meeting cast on a poll. If at any such meeting the holders of a majority of the outstanding First Preferred Shares or series, as the case may be, are not present or represented by proxy within half an hour after the time appointed for the meeting then the meeting shall be adjourned to such date being not less than 15 days later and to such time and place as may be appointed by the chairman and at least ten days' notice shall be given of such adjourned meeting. At such adjourned meeting the holders of First Preferred Shares present or represented by proxy shall form a quorum and a resolution passed by the affirmative vote of the holders of not less than 66 2/3 % of the aggregate subscription price of the First Preferred Shares represented and voted at such adjourned meeting cast on a poll shall constitute the sanction of the holders of First Preferred Shares or series referred to in this paragraph. On every poll taken at every such meeting or adjourned meeting every holder of First Preferred Shares shall be entitled to one vote for each full $25 of subscription price of First Preferred Shares held.

Schedule "Z"

The holders of the [     ] Series First Preferred Shares shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting unless and until the Corporation fails to pay in the aggregate six quarterly dividends on the [] Series First Preferred Shares pursuant to clause [   ] hereof on the dates when the same should be paid, whether or not consecutive, and whether or not such dividends have been declared and whether or not there are any moneys of the Corporation properly applicable to the payment of dividends; thereafter, but only for so long as any dividends on the [] Series First Preferred Shares remain in arrears, the holders of the [    ] Series First Preferred Shares shall be entitled to one vote for each full $25 of subscription price of the [      ] Series First Preferred Shares held by them and in addition shall be entitled, voting separately and exclusively as a combined class with the holders of all series of First Preferred Shares who at such time are entitled to vote for the election of directors, to elect two members of the board of directors if the board consists of less than sixteen directors or three members of the board of directors if the board consists of sixteen or more directors. Notwithstanding anything contained in the by-laws of the Corporation, the term of office of all persons who may be directors of the Corporation at any time when the right to elect directors shall accrue to the holders of the [      ] Series First Preferred Shares as provided in this paragraph or who may be appointed as directors thereafter and before a meeting of shareholders shall have been held shall terminate upon the election of directors at the next annual meeting of shareholders or at a special meeting of shareholders which may be held for the purpose of electing directors at any time after the accrual of such right to elect directors upon not less than 21 days' written notice and which shall be called by the Secretary of the Corporation upon the written request of the holders of record of at least one-tenth of the aggregate subscription price of the then outstanding First Preferred Shares then entitled to vote for the election of directors; in default of the calling of such special meeting by the Secretary within five days after the making of such request such meeting may be called by any holder of record of First Preferred Shares then entitled to vote for the election of directors. Any vacancy occurring among the members of the board elected to represent the holders of any First Preferred Shares in accordance with the foregoing provisions of this paragraph may be filled by the board with the consent and approval of a remaining director elected to represent the holders of First Preferred Shares but if there be no such remaining director the board may elect sufficient members to fill the vacancy or vacancies. Whether or not such vacancies are so filled by the board, the holders of record of at least one-tenth of the aggregate subscription price of the then outstanding First Preferred Shares entitled to vote for the election of directors shall have the right to require the Secretary of the Corporation to call a meeting of the holders of First Preferred Shares entitled to vote for the election of directors for the purpose of filling the vacancies or replacing all or any of the persons filling such vacancies who have been appointed by the directors when there is no director in office who has been elected to represent the holders of First Preferred Shares entitled to vote for the election of directors. Notwithstanding anything contained in the by-laws of the Corporation, (1) upon any termination of the said right to elect directors, the term of office of the directors elected or appointed to represent the holders of First Preferred Shares entitled to vote for the election of directors shall forthwith terminate and (2) it shall not be necessary for a person to be a holder of First Preferred Shares in order to qualify for election or appointment as a director of the Corporation to represent the holders of First Preferred Shares as described hereunder.